ARMANINO FOODS OF DISTINCTION, INC.
                            30588 San Antonio Street
                           Hayward, California 94544
                                (510) 441-9300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2003

TO THE SHAREHOLDERS OF ARMANINO FOODS OF DISTINCTION, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Armanino Foods of Distinction, Inc., a Colorado corporation (the "Company"), will be held at the Clarion Hotel, 401 East Millbrae Avenue, Millbrae, California, on Thursday, May 22, 2003, at 10:30 a.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of six (6) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Pritchett, Siler & Hardy, P.C., as the Company's independent auditors; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the no par value common stock of the Company of record at the close of business on April 15, 2003, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed pre-addressed envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              WILLIAM J. ARMANINO, PRESIDENT
Hayward, California
April 15, 2003




















                       ARMANINO FOODS OF DISTINCTION, INC.
                            30588 San Antonio Street
                           Hayward, California 94544
                                 (510) 441-9300

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2003

                              GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Armanino Foods of Distinction, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Clarion Hotel, 401 East Millbrae Avenue, Millbrae, California, on Thursday, May 22, 2003, at 10:30 a.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about April 18, 2003.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's no par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 15, 2003, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 15, 2003, the Company had 3,250,108 shares of its no par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of April 15, 2003, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, Nominee for Director, and Executive Officer and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

   Name and Address              Amount and Nature of           Percent
 of Beneficial Owners            Beneficial Ownership           of Class
------------------------         --------------------           --------
William J. Armanino                    708,096  (1)               21.3%
30588 San Antonio Street
Hayward, CA 94544

John J. Micek, III                      99,852  (2)                3.0%
Suite 101
3600 West Bayshore Road
Palo Alto, CA  94303

Tino Barzie                             23,454  (3)                0.7%
10590 Wilshire Boulevard
Los Angeles, CA 90024

David Scatena                           71,890  (4)                2.2%
655 Mariner's Island Blvd.
Suite 304
San Mateo, CA  94404

Joseph F. Barletta                      60,000  (5)                1.8%
530 Westgate
Napa, CA  94558

Edmond J. Pera                          63,778  (6)                1.9%
30588 San Antonio Street
Hayward, CA  94544

Douglas R. Nichols                     417,879  (7)               12.8%
2603 Fairmount
Dallas, TX  75201

Linda A. Armanino                      708,096  (8)               21.3%
30588 San Antonio Street
Hayward, CA 94544

Pia Zadora                             200,000  (9)                6.2%
c/o Grant & Tani, Inc.
9100 Wilshire Blvd., Suite 100 West
Beverly Hills, CA 90212-3413

First London Securities Corp.          297,879                     9.2%
2603 Fairmount
Dallas, TX  75201

All Directors and Executive          1,444,949                    39.8%
Officers as a Group (7 Persons)
_________________

(1) Includes 273,270 shares held directly by the William J. Armanino Trust, of which Mr. Armanino is trustee; 48,960 shares held by Mr. Armanino as custodian for a minor child; 256,906 shares held by the Linda A. Armanino Trust, of which his wife, Linda A. Armanino, is trustee; and 48,960 shares held by Linda A. Armanino as custodian for a minor child. Also includes 40,000 shares underlying stock options held by Mr. Armanino and 40,000 shares underlying stock options held by Linda A. Armanino, which are exercisable within 60 days.

(2) Includes 70,000 shares underlying stock options exercisable within 60 days.

(3) Includes 20,000 shares underlying stock options exercisable within 60 days.

(4) Includes 1,890 shares held by Polly, Scatena, Vasheresse & May, of which Mr. Scatena is Managing Partner, and 70,000 shares underlying stock options exercisable within 60 days held by Mr. Scatena.

(5) Includes 60,000 shares underlying stock options held by Mr. Barletta exercisable within 60 days.

(6) Includes 6,000 shares held directly and 57,778 shares underlying stock options held by Mr. Pera exercisable within 60 days.

(7) Includes 100,000 shares held directly by Mr. Nichols, 297,879 shares held by First London Securities Corporation, and 20,000 shares underlying stock options held by Mr. Nichols exercisable within 60 days. Mr. Nichols is a 48% shareholder of DGN Securities which owns 100% of First London Securities.

(8) Includes 256,906 shares held directly by the Linda A. Armanino Trust, of which Mrs. Armanino is trustee; 48,960 shares held by Mrs. Armanino as custodian for minor children; 273,270 shares held by the William J. Armanino Trust, of which her husband, William J. Armanino, is trustee; and 48,960 shares held by William J. Armanino as custodian for a minor child. Also includes 40,000 shares underlying stock options held by Mrs. Armanino and 40,000 shares underlying stock options held by William J. Armanino, which are exercisable within 60 days.

(9) Includes 200,000 shares held directly by The Pia Zadora Living Trust of which Ms. Zadora is trustee.

                            ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members. Effective at the Annual Meeting of Shareholders the number of Directors will be reduced to six. The Board of Directors recommends the election as Directors of the six
(6) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Six of the current members of the present Board of Directors have been nominated for re-election. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                        Positions and Offices Held
       Name               Age             and Term as a Director
       ----               ---           --------------------------

William J. Armanino       75     President, Chief Executive Officer and
                                 Chairman of the Board and a Director
                                 since February 1988

John J. Micek, III        50     Director since February 1988

David B. Scatena          61     Director since February 1988 and Vice
                                 Chairman of the Board since February 1999

Joseph F. Barletta        66     Director since December 1999

Edmond J. Pera            62     Secretary, Treasurer, Chief Financial
                                 Officer and Director since August 2000

Douglas R. Nichols        50     Director since June 2001

     There is currently no family relationship between any Director or Executive Officer of the Company.

     The Company has no Nominating Committee, but does have a Compensation Committee, an Audit Committee and a Strategic Finance Committee.

     The Compensation Committee presently consists of David B. Scatena, John
J. Micek, III and Joseph F. Barletta. The Compensation Committee reviews the compensation arrangements for each of the Company's Executive Officers and makes recommendations to the Board of Directors. During 2002, this committee held four (4) meetings.

     The Audit Committee presently consists of John J. Micek, III and Joseph
F. Barletta. The Audit Committee reviews audit plans, reports on material changes in accounting principles and audit reports. During 2002, the Audit Committee met four (4) times with the Company's Executive Officers and independent auditors.

     The Strategic Finance Committee presently consists of John J. Micek, III, Tino Barzie and Joseph F. Barletta. The Strategic Finance Committee assists management in developing overall corporate strategies designed to maximize corporate growth and profitability resulting in increased shareholder value, as well as assists in the financial direction of the Company's investments. During 2002, the Strategic Finance Committee held two (2) meetings.

     Set forth below are the names of all nominees for director and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     WILLIAM J. ARMANINO -- PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD. Mr. Armanino has been President, Chief Executive Officer and a Director of the Company since February 1988, and served in these capacities for the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990. In April of 1990, Mr. Armanino was elected to be Chairman of the Board of Directors of Armanino Foods of Distinction. From August of 1990 to June 1998, Mr. Armanino also served as Treasurer of the Company. He was also Chief Financial Officer of the Company from September 1989 until March 2000. In 1957, he and his father founded G. Armanino & Sons, Inc., and its principal subsidiary, Armanino Farms of California, which developed into an international business specializing in growing, processing and merchandising of fresh frozen and freeze dried herbs, spices and vegetables. In December 1986, most of this business was sold to and became a subsidiary of McCormick & Company, which is publicly-held, but Mr. Armanino remained as the Chairman of the Board of Directors of that subsidiary of McCormick & Company until December 1989. Mr. Armanino also established the business of manufacturing and marketing frozen pasta sauces as part of G. Armanino & Sons, Inc. in 1978. This business was acquired by the Company's subsidiary in January 1987. Mr. Armanino devotes substantially all of his time to the business of the Company.

     JOHN J. MICEK III -- DIRECTOR. Mr. Micek has been a Director of the Company since February 1988. He also served as a director of the Company's wholly owned subsidiary from May 1987 until it was merged into the Company in December 1990, and was a Vice President of the Company from September 1989 to December 1993. From February 1988 to December 31, 1988, he served as General Counsel and Chief Financial Officer for the Company, and served in these capacities for the Company's wholly owned subsidiary from May 1987 to December 31, 1988. From July 1997, Mr. Micek served as Chief Operating Officer for Protozoa, Inc. in San Francisco, California. From April 1994 to February 1997, Mr. Micek was General Counsel for Enova Systems, Inc. in San Francisco, California. From January 1989 to March 1994, Mr. Micek practiced law and served as a consultant to the Company on corporate finance matters. Since September 1998, Mr. Micek has been President of Universal Assurors, Inc., a member company of Universal Group, Inc., a midwest group of insurance companies. Since April 2001, he has also been managing Director of Silicon Prairie Partners, L.P., a venture fund. He also serves as a Director of Universal Group, Inc. and Pelion Systems, Inc., of Boulder, Colorado. He received a Bachelor of Arts degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979.

     DAVID B. SCATENA -- VICE CHAIRMAN OF THE BOARD. Mr. Scatena has been Vice Chairman of the Board since February 1999, and has been a Director of the
Company since February 1988.   He was also a Director of the Company's wholly
owned subsidiary from January 1987, until it was merged into the Company in December 1990. He also served as Treasurer of the Company from February 1988 to January 1989, and of its wholly owned subsidiary from January 1987 to January 1989. He is Managing Partner of Polly, Scatena, Vasheresse & May, a Certified Public Accounting firm in San Mateo, California, where he has practiced as a Certified Public Accountant for over 20 years. Mr. Scatena received a Bachelor of Science Degree from the University of San Francisco in 1964.

     JOSEPH F. BARLETTA -- DIRECTOR. Mr. Barletta has been a Director since December 1999. Mr. Barletta previously served as a Director of the Company from February 1988 until May 1994, and of its wholly owned subsidiary from May 1987 until it was merged into the Company in December 1990. Mr. Barletta is an attorney and media business consultant with offices in San Francisco and

Napa Valley, California. He has served as chief executive officer or chief operating officer of six companies in the media industry including TV Guide magazine, San Francisco Newspaper Agency, New York Daily News, Freedom Communications, Thomson Newspapers and Murdoch Magazines. He also was an officer of the Chicago Tribune, an executive with the Wall Street Journal and served as Public Utilities Commissioner for the City of San Francisco, California. Mr. Barletta is a Director of Lebhar-Friedman, Inc., a publisher of business magazines, and of Youbet.com, Inc., a publicly traded online event and wagering company. Mr. Barletta received a Bachelor of Arts Degree from Marietta College in 1959 and a Juris Doctorate from Duquesne University School of Law in 1963.

     EDMOND J. PERA -- SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Pera has been Secretary, Treasurer and Chief Financial Officer of the Company since March 2000 and a Director since August 2000. Since 1991, Mr. Pera has been the sole owner of Pera Management Consulting, a consulting firm specializing in start-ups, restructuring and reorganization, finances, etc. The consulting service consists of Mr. Pera being a part-time CEO or CFO of various businesses; however, he presently only serves as an officer of the Company. From 1999 to February 2000, Mr. Pera was a consultant to the Company in the area of finance and shareholder relations. From 1982 to 1991, Mr. Pera was President and CEO of Advanced Communications, which manufactured and marketed electronic mail equipment. From 1967 to 1982, Mr. Pera was employed by Levi Strauss & Company, a leading manufacturer of clothing apparel, where he served in increasingly responsible positions, the latter of which was Division General Manager of Levi's Canada/Latin American division. Mr. Pera received a Bachelor of Science Degree in Commerce from Santa Clara University in Santa Clara, California in 1962. Mr. Pera devotes 30 hours per week to the business of the Company. Effective May 1, 2003, he will be employed full-time with the Company.

     DOUGLAS R. NICHOLS -- DIRECTOR. Mr. Nichols has been a Director since June 2001. Since March 1991, Mr. Nichols has served as President of First London Securities Corporation, a NASD member firm providing investment banking services. From 1989 to 1991, Mr. Nichols was a Vice President with the Dallas, Texas office of Smith Barney, and from 1986 to 1989, was a broker with the Dallas branch of Shearson Lehman Brothers. In addition, Mr. Nichols is President and a 48% shareholder of DGN Securities, a NASD member firm. DGN Securities owns 100% of First London Securities Corporation. He also serves as a Director of Railamerica, a publicly held company. Mr. Nichols received his Bachelor of Arts degree from Allegheny College in 1974 and received his license as a Certified Public Accountant in Pennsylvania in 1980, however, his license is not current at this time.

     The Company's Board of Directors held five (5) meetings during the year ended December 31, 2002. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for May 22, 2003. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

     No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                                 COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer and each other executive officer who received total annual salary and bonus in excess of $100,000 for any of the years ended December 31, 2002, 2001 or 2000.

                                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                                                  ----------------------------
                                    ANNUAL COMPENSATION                AWARDS          PAYOUTS
                                ----------------------------      -------------------  -------
                                                                              SECURI-
                                                                              TIES
                                                                              UNDERLY-
                                                     OTHER          RE-       ING                 ALL
                                                     ANNUAL         STRICTED  OPTIONS/            OTHER
NAME AND PRINCIPAL                                   COMPEN-        STOCK     SARs       LTIP     COMPEN-
POSITION              YEAR  SALARY       BONUS       SATION         AWARD(S)  (NUMBER)   PAYOUTS  SATION
------------------    ----  --------     -----       ------         --------  --------   -------  -------

William J. Armanino,  2002  $180,000       -0-       $24,433 (1)      -0-       -0-         -0-   $ 8,321 (2)
 President, Chief     2001  $180,000     $15,000     $27,691 (1)      -0-       -0-         -0-   $ 7,728 (2)
 Executive Officer    2000  $180,000     $12,623     $23,926 (1)      -0-       -0-         -0-   $ 7,178 (2)

Michael K. Jarrett,   2000  $132,625 (4)   -0-       $ 9,831 (5)      -0-       -0-         -0-      -0-
 Senior Vice Presi-
 dent and Director
 Sales and Marketing (3)

Edmond J. Pera,       2002  $113,850     $  -0-      $ -0-            -0-       -0-         -0-    $ -0-
 Secretary, Treas-    2001  $ 94,425     $12,000       -0-            -0-       -0-         -0-      -0-
 urer, CFO and
 Director

-------------------

(1) For 2002, this amount includes $16,991 for automobile expense reimburse-ment and $7,442 for 75% of Mr. Armanino's club memberships reimbursed to him. For 2001, this amount includes $20,245 for automobile expense reimbursement and $7,446 for 75% of Mr. Armanino's club memberships reimbursed to him. For 2000, the amount includes $16,865 for automobile expense reimbursement and $7,061 for 75% of Mr. Armanino's club member-ship reimbursed to him.

(2) Represents amounts paid for premiums on a term life insurance policy for Mr. Armanino's benefit.


Page 7


(3) Mr. Jarrett resigned in March 2000.

(4) This amount represents salary of $31,534, professional fees of $60,000 and commissions of $41,091.

(5) This amount represents automobile expense reimbursement paid to Mr.
    Jarrett.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                            SECURITIES
                                            UNDERLYING      VALUE OF UNEXER-
                       SHARES               UNEXERCISED     CISED IN-THE
                       ACQUIRED             OPTIONS         MONEY OPTIONS/
                       ON                   SARs AT FY-END  SARs AT FY-END
                       EXERCISE   VALUE     EXERCISABLE/    EXERCISABLE/
        NAME           (NUMBER)   REALIZED  UNEXERCISABLE   UNEXERCISABLE
        ----           --------   --------  --------------  ---------------

William J. Armanino   -0-        -0-     40,000/0        $10,300 / $0
Edmond J. Pera        -0-        -0-     57,778/2,222    $     0 / $0

     The Company presently has two Executive Officers: William J. Armanino, President, Chief Executive Officer and Chairman of the Board; and Edmond J. Pera, Secretary, Treasurer and Chief Financial Officer. The Company has employment agreements with Mr. Armanino and Mr. Pera.

     Effective January 1, 2000, the Company entered into a one (1) year employment agreement with William J. Armanino, which provided for a base salary of $180,000 per year. In addition, Mr. Armanino was entitled to receive a bonus of up to 25% of his base salary provided the Company achieved its Board of Directors approved sales and net income forecasts, as audited. The Company has also reimbursed Mr. Armanino for 75% of his cost belonging to certain clubs, which he uses for business purposes, and 100% of his expenses relating to an automobile. Effective January 1, 2001, the Company amended Mr. Armanino's employment agreement extending the term for a period of two (2) years, expiring on December 31, 2003. However, this agreement terminated on December 31, 2002, pursuant to the terms of Mr. Armanino's new employment agreement described below.

     Effective January 1, 2003, the Company entered into a two (2) year employment agreement with Mr. Armanino, which provides for a base salary of $200,000 per year. In addition, Mr. Armanino is entitled to receive a bonus of up to 25% of his base salary providing the Company achieves its Board of Directors approved sales and net income forecasts, as audited. Up to 50% of the maximum bonus may be earned if the sales forecast is achieved, and up to 50% of the maximum bonus may be earned if the net income before taxes and extraordinary items forecast is achieved. Mr. Armanino will earn no bonus unless the Company achieves positive net income for the applicable year, except at the discretion of the Board of Directors. The Company has also agreed to reimburse Mr. Armanino for 75% of his cost belonging to certain clubs, which he uses for business purposes, and 100% of his expenses relating to an automobile. In the event of his death or disability, or if Mr. Armanino were to resign as a result of a change in control of the Company, he would then be entitled to receive as severance pay a sum equal to twelve (12) months' base salary plus bonus compensation, pro-rated for that portion of the year during which he was employed by the Company. If he were terminated for cause, Mr. Armanino would only be entitled to three (3) months' base salary as severance pay. This agreement will expire on December 31, 2004.

     For purposes of this employment agreement, a "change in control" means
(i) consolidation or merger of the company or a subsidiary in which the Company is not the surviving entity or in which there is a change of ownership of more than fifty percent (50%) of the outstanding stock of the Company; (ii) the sale of substantially all of the assets of the Company; or (iii) a change in more than fifty percent (50%) of the directors of the Company. For purposes of this employment agreement, Mr. Armanino will be considered disabled if he is unable to perform his duties thereunder on a full-time basis for a continuous period of three (3) months.

     Edmond J. Pera devotes thirty (30) hours per week to the business of the Company. He is currently paid a salary of $117,000 per year, based on 75% of a full time rate of $156,000 per year. During 2000, he also participated in the Company's Incentive Compensation Program. For the year ended 2001, Mr. Pera was awarded a bonus at the direction of the Board of Directors. Mr. Pera did not have a bonus arrangement with the Company for 2002.

     Effective June 1, 2002, the Company entered into a two (2) year and seven
(7) month employment agreement with Mr. Pera, which provides for a base salary of $117,000 per year for thirty (30) hours of work per week based 75% of a full-time rate of ($156,000) per annum. In the event Mr. Pera's duties and responsibilities are expanded, his salary will be increased upon mutual agreement between Mr. Pera and the Chief Executive Officer or Vice Chairman of the Board, up to the equivalent of $200,000 per annum based on full-time employment equivalent to 40 hours per week. In addition, Mr. Pera is entitled to receive a bonus of up to 25% of his base salary providing the Company achieves its Board of Directors approved sales and net income forecasts, as audited. Up to 50% of the maximum bonus may be earned if the sales forecast is achieved, and up to 50% of the maximum bonus may be earned if the net income before taxes and extraordinary items forecast is achieved. Mr. Pera shall earn no bonus unless the Company achieves positive net income for the applicable year, except at the discretion of the Board of Directors. In the event Mr. Pera's employment is terminated for reasons other than "cause," he would then be entitled to receive as severance pay a sum equal to the greater of (i) twelve (12) months' base salary, or (ii) that number of months of base salary which is equal to the number of months remaining on the term of his agreement as of the date of termination. If he were terminated for cause, all rights, duties and obligations of the parties under the agreement cease as of the date of termination.

     For purposes of Mr. Pera's employment agreement, "cause" means only if it is by reason of the employee's commission of willful and material acts of neglect, dishonesty, fraud or other acts involving moral turpitude which materially affect the business or affairs of the Company.

     On March 19, 2003, the Company entered into an amendment to Mr. Pera's employment agreement, commencing on May 1, 2003, whereby Mr. Pera will become Chief Operating Officer of the Company. In addition, he will remain as Secretary and Treasurer of the Company but will no longer hold the title of Chief Financial Officer. In addition, Mr. Pera will commence full-time employment, as of May 1, 2003, at a salary of $180,000 per year. The employment agreement, as amended, will terminate on April 30, 2006.

     Until March 2002, Members of the Board of Directors received a fee of $1,000 per meeting attended in person and $100 per hour or fraction thereof for time spent in preparation for meetings. Effective April 2002, the fee per meeting was increased to $2,000. Effective March 2002, the members of the Board of Directors receive a fee of $250 per telephonic board meeting.
Members of the committees of the Board of Directors are entitled to receive a fee of $100 per hour or fraction thereof for approved committee meetings.
They are also entitled to receive a fee of $50 per hour for travel time and reimbursement of reasonable travel expenses incurred by them in attending board or committee meetings. The hourly rates will be adjusted annually for inflation, however, no adjustments have been made to date.

     Except as disclosed below, the Company has no retirement, pension, profit sharing or other plans covering its Officers and Directors.

INCENTIVE COMPENSATION PLANS

     For the year 2000, an Incentive Compensation Program for employees of the Company was established. The Company's President was not included in this program. The program was based on the Company achieving certain revenue and profit targets based on the forecasts approved by the Board of Directors and individually based on the accomplishment of specific personal objectives. For the fiscal year ended December 31, 2000, $123,000 was earned by employees under the program.

     For 2001, an Incentive Compensation Program for employees of the Company was established. The Company's President and Secretary/Treasurer and Chief Financial Officer were not included in this program. The program was based on the Company achieving certain revenue and profit targets based on the forecasts approved by the Board of Directors and individually based on the accomplishment of specific personal objectives. For the fiscal year ended December 31, 2001, $109,815 was earned by employees under the program. In addition, the Board of Directors approved bonuses for the President and Secretary/Treasurer and Chief Financial Officer totaling $27,000.

     For 2002, an Incentive Compensation Program for employees of the Company was established. The Company's President and Secretary/Treasurer and Chief Financial Officer were not included in this program. The program was based on the Company achieving certain revenue and profit targets based on the forecasts approved by the Board of Directors and individually based on the accomplishment of specific personal objectives. For the fiscal year ended December 31, 2002, at the approval of Management, a discretionary bonus of $32,385 was distributed to employees. No bonuses were paid to the President/ Chief Executive Officer, the Chief Financial Officer/Secretary/Treasurer, the Director of Sales or the Senior Administrative Manager for 2002.

     For 2003, the Incentive Compensation Program established for 2002 will be continued. In adopting the Company's forecasts for the fiscal year ending December 31, 2003, the Board of Directors approved approximately $138,000 to fund this program. This amount includes Executive Officers of the Company, however, bonuses to be awarded Executive Officers, if any, will be pursuant to the terms of their respective employment agreements or at the sole discretion of the Board of Directors.

1993 STOCK OPTION PLAN

     In March 1993, the Board of Directors adopted a Stock Option Plan (the "1993 Plan"). The 1993 Plan was approved by the Company's shareholders in May 1993. The 1993 Plan expired on March 10, 2003. However, options granted prior to that time will continue until they expire or are exercised.

     As of December 31, 2002, options covering 821,100 shares of the Company's Common Stock were outstanding under the 1993 Plan. The options have exercise prices ranging from $2.15 to $2.86 per share. No options were granted in 2002.

2002 STOCK OPTION PLAN

     On April 11, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan and it was approved by the Company's shareholders on May 23, 2002. A total of 160,000 shares of the Company's common stock are currently reserved for issuance under the 2002 Plan.

     The Board of Directors believes that the option grants under the 2002 Plan will play an important role in the Company's efforts to attract, employ and retain employees, outside directors and consultants.

     The Board administers the 2002 Plan. The 2002 Plan may also be administered by the Board's Compensation Committee or, with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws, by a secondary committee comprised of one or more Board members.

     The Board (or the Compensation Committee or a secondary committee that may act as the 2002 Plan administrator) has full authority under the 2002 Plan to determine who receives options under the 2002 Plan, the number of shares covered by each granted option, the date or dates options are granted, the maximum term during which the option will remain outstanding, whether the granted option will be an Incentive Stock Option ("ISO") that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a Non-Statutory Option ("NSO") not intended to meet such requirements, and the remaining provisions of the option grant. The Board (or the Compensation Committee) also has full authority to adopt rules or guidelines to implement the 2002 Plan, and its determination will be final and binding on all persons.

     Employees (including officers), consultants and outside directors who render services to the Company are eligible to receive option grants under the 2002 Plan. Employees, outside directors and consultants are eligible for grants of NSOs. Only common-law employees are eligible for the grant of ISOs. The option exercise price per share in the case of an ISO may not be less than 100% of the fair market value of the common stock on the grant date. There is no limitation on the exercise price per share of an NSO.

     During 2002, 60,000 shares were granted under the 2002 Plan. As of December 31, 2002, options covering 60,000 shares of the Company's Common Stock were outstanding under the 2002 Plan. The options have an exercise price of $2.54 per share.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002, with respect to shares of the Company's Common Stock that may be issued under equity compensation plans:

                                                         Number of
                                                         securities
                                                         remaining
                       Number of                         available
                       securities       Weighted-        for future
                       to be issued     average          issuance under
                       upon exer-       exercise         equity compen-
                       cise of out-     price of         sation plans
                       standing         outstanding      (excluding
                       options,         options,         securities
                       warrants         warrants         reflected in
                       and rights       and rights       column (a))
Plan category             (a)              (b)               (c)
-------------          ----------       ----------       -------------

Equity compensation     881,100           $2.53            406,554
plans approved by
security holders

Equity compensation       -0-              -0-               -0-
plans not approved      -------           -----            -------
by security holders

Total                   881,100           $2.53            406,554


401(k) PLAN

     The Company also maintains a 401(k) employee retirement and savings program (the "401(k) Plan") for its employees. Under the 401(k) Plan, an employee may contribute up to the maximum deferral limit and, if an employee is over 50 years of age, may additionally contribute up to the deferral limit under the "catch-up" provisions, for investment in one or more funds identified under the plan. During 2002, the Company made matching contributions totaling $41,702 under the 401(k) Plan.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board of Directors of the Company is of the opinion that, even though the transactions described below were not the result of arms'-length negotiations, the terms of these transactions were at least as favorable to the Company as could have been obtained from an unaffiliated party. All ongoing and future transactions with affiliates will be on terms no less favorable than those which could be obtained from unaffiliated parties.

     Polly, Scatena, Vasheresse & May, a certified public accounting firm of which David Scatena, a Director of the Company, is managing partner, was paid for accounting and other services provided to the Company in the amount of $11,478 for the year ended December 31, 2002.

     Deborah J. Armanino-LeBlanc, the daughter of William J. Armanino, is employed by the Company in the capacity of Director of Sales. Ms. Armanino-LeBlanc received total compensation of $135,682 for the year ended December 31, 2002, of which $11,323 was for automobile reimbursement.

     Robert W. Armanino, the son of William J. Armanino, is employed by the Company in the capacity of Western Regional Sales Manager. Mr. Robert Armanino received total compensation in the amount of $92,162 of which $10,604 was for automobile reimbursement during 2002.

     Linda A. Armanino, the wife of William J. Armanino, is employed by the Company in the capacity of Senior Administrative Manager. Mrs. Armanino received total compensation of $112,258 for the year ended December 31, 2002. She devotes a minimum of 36 hours per week to the Company.

RELATED PARTY TRANSACTIONS

     The Company incurred $30,000 for the year ended December 31, 2002, in consulting fees to First London Securities Corporation. Douglas Nichols, a Director of the Company, is a 48% shareholder of DGN Securities Corporation which owns 100% of First London Securities Corporation.

     The Company incurred $20,000 for the year ended December 31, 2002 in consulting fees to Tino Barzie, a Director of the Company.

                       REPORT OF THE AUDIT COMMITTEE

     The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consists of Messrs. Micek and Barletta, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with Management the audited financial statements and the footnotes thereto in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee held four (4) meetings in fiscal 2002.

     The Company's outside independent public accountants, Pritchett, Siler & Hardy, P.C., are responsible for expressing an opinion on the conformity of the Company's audited financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 61, as amended by SAS 90. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

     The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent accountants' independence required by the Independence Standard Board Standard No. 1.

     The Audit Committee discussed with the Company's independent public accountants the overall scope and plans of the audit. The Audit Committee met with the independent public accountants to discuss the results of their audit, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Pritchett, Siler & Hardy, P.C. to serve as the Company's independent public accountants for the fiscal year ending December 31, 2003.

          MEMBERS OF THE AUDIT COMMITTEE

                  John J. Micek, III - Chairman
                  Joseph F. Barletta


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Pritchett, Siler & Hardy, P.C., audited the financial statements of the Company for the year ended December 31, 2002, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Pritchett, Siler & Hardy, P.C., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Pritchett, Siler & Hardy, P.C., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     AUDIT FEES. The fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements for the year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Form 10-QSB's during the last fiscal year amounted to $40,234.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The independent auditors did not provide professional services during 2002 relating to financial information systems design and implementation.

     ALL OTHER FEES. The fees billed by the independent auditors during the fiscal year ended December 31, 2002 for non-audit services rendered amounted to $2,125. These services consisted of attendance at the Annual Shareholder meeting. The Audit Committee has considered the other fees paid to Pritchett, Siler & Hardy, P.C. and concluded that they do not impair the independence of Pritchett, Siler & Hardy, P.C.

                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN MAY 2004

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in May 2004 must be received at the offices of the Company, 30588 San Antonio Street, Hayward, California 94544, no later than December 16, 2003, in order to be included in the Company's proxy statement and proxy relating to that meeting.

     Shareholders intending to bring any business before the Annual Meeting of Shareholders to be held in May 2004 that is not to be included in the Company's proxy statement and proxy related to that meeting must notify the Company, in writing, prior to March 28, 2004, of the business to be presented. Any such notices received after said date will be considered untimely under Rule 14a(c)(1) under the Securities Exchange Act of 1934, as amended.


                                    WILLIAM J. ARMANINO, PRESIDENT

Hayward, California
April 15, 2003

P R O X Y
                     ARMANINO FOODS OF DISTINCTION, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William J. Armanino with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Armanino Foods of Distinction, Inc. held of record by the undersigned on April 15, 2003, at the Annual Meeting of Shareholders to be held on May 22, 2003, or any adjournment thereof.

    1.   Election of Directors:

         [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

            William J. Armanino
            John J. Micek, III
            David B. Scatena
            Joseph F. Barletta
            Edmond J. Pera
            Douglas R. Nichols

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Pritchett, Siler & Hardy, P.C., as the Company's independent auditors.

          [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3. To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2003.
                                  _________________________________________

                                  _________________________________________
                                       Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARMANINO FOODS OF DISTINCTION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.